Exhibit 10.01

Note No. 12262023

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF. THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE.

SECURED CONVERTIBLE PROMISSORY NOTE

Principal Amount: US $30,000	Date of Issuance: December 26, 2023

1.1    FOR VALUE RECEIVED, Odyssey Semiconductor Technologies, Inc., a Delaware Corporation with offices at 9 Brown Road, Ithaca, NY 14850 (the “Company”), hereby promises to pay to the order of Nina and John Edmunds 1998 Family Trust dated January 27, 1998 (the "Holder"), the principal sum of US $30,000 (the "Principal Amount") (this "Note") together with interest thereon, at a rate of ten percent (10%) per annum, on a non-compounding basis, on the “Maturity Date”, which unless earlier converted pursuant to the terms set forth herein, shall be the earlier of (i) the date upon which this Note is converted into equity securities as set forth herein, (ii) or June 30, 2025. The “Conversion Price” of the Notes will be as defined under Section 3.1(b).

This Note is a secured convertible promissory note issued by the Company to the Holder. Capitalized terms not otherwise defined in this Note will have the meanings set forth in Section 3.1.

Each of the Company and the Holder may be referred to as a party hereunder, and collectively the parties.

Payment of Interest in kind at Maturity. Notwithstanding any provision hereof to the contrary, interest accrued under this Note shall be paid in shares of the Company’s common stock, which shall be valued at the Conversion Price.

1.    Security. This Note is a secured obligation of the Company to the extent that it is secured by all of the assets of the Company.

2.    Priority. This Note shall rank senior to all indebtedness of the Company except for the previous three notes to Holder dated August 4, 2022 for $1,250,000, dated December 23, 2022 for $2,350,000, dated September 29, 2023 for $180,000, and dated November 2, 2023 for $180,000.

3.    Conversion. This Note may be convertible into shares of Common Stock pursuant to the following terms.

3.1   Definitions.

(a)    "Common Stock" means the Company's common stock, par value US$0.001 per share.

(b)    "Conversion Price" means a price per share equal to 80% of the price per share paid by the purchasers of securities in a Financing Event as defined under Section 3.1(f), or if there is a Voluntary Conversion or no Financing Event during the term of this Note, then at a price equal to the average of the last 20 trading days’ closing price of the Company’s common stock, commencing on the date immediately preceding the date of conversion.

(c)    "Note Shares" means the shares of Common Stock issuable upon conversion of a Note, including any outstanding principal and accrued interest.

(d)    "Corporate Transaction" means:

(i)    the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the material assets of the Company's;

(ii)    the consummation of a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the capital stock of the Company or the surviving or acquiring entity immediately following the consummation of such transaction); or

(iii)    the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, to a "person" or "group" (within the meaning of Section 13(d) and Section 14(d) of the Exchange Act), of the Company's capital stock if, after such closing, such person or group would become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding voting securities of the Company (or the surviving or acquiring entity).

 For the avoidance of doubt, a transaction will not constitute a "Corporate Transaction" if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately prior to such transaction. Notwithstanding the foregoing, the sale of Equity Securities in a bona fide financing transaction will not be deemed a "Corporate Transaction."

"Equity Securities" means (i) Common Stock; (ii) any securities conferring the right to purchase Common Stock; or (iii) any securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration) Common Stock. Notwithstanding the foregoing, the following will not be considered "Equity Securities": (A) any security granted, issued or sold by the Company to any director, officer, employee, consultant or adviser of the Company for the primary purpose of soliciting or retaining their services; and (B) any convertible promissory notes (including this Note) issued by the Company.

(e)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(f)    "Financing Event" means the earlier of (i) a public offering by the Company of its Common Stock with aggregate gross proceeds of at least $5 million; or (ii) the listing of the Company’s Common Stock on a National Securities Exchange, as such term is defined under the Exchange Act.

(g)    "Fully Diluted Capitalization" means the number of issued and outstanding shares of the Company's capital stock, assuming the conversion or exercise of all of the Company's outstanding convertible or exercisable securities.

(h)    "Securities Act" means the Securities Act of 1933, as amended.

3.2   Voluntary Conversion. The outstanding principal balance and accrued interest on this Note is convertible at the option of the Holder into shares of the Company’s Common Stock at the Conversion Price prior to the Maturity Date. The Company shall represent to Holder just prior to Maturity Date that no imminent Corporate Transaction has been contemplated or considered in the 60 days prior to the Maturity date, otherwise the Note shall continue to remain outstanding and accrue interest until the status of such Corporate Transaction is finally resolved.

3.3    Mandatary Conversion. Principal due and interested accrued on this Note will automatically convert into shares of Common Stock, at the Conversion Price, if at any time during the Term the Company completes a Financing Event.

3.4    Corporate Transaction Liquidation. In the event a Corporate Transaction occurs prior to (i) the conversion of this Note pursuant to Section 3.2 or Section 3.3 or (ii) the repayment of this Note, at the closing of such Corporate Transaction, in lieu of conversion the Company shall redeem this Note at a price equal to 200% of the principal amount due hereunder plus accrued interest as part of the closing consideration of such acquisition transaction, which payment shall be in full satisfaction of principal and interest due on this Note.

3.5   Certificates. As promptly as practicable after the conversion of this Note and the issuance of the shares of Common Stock, the Company (at its expense) will issue shares of Common Stock to the Holder. The Company will not be required to issue or deliver the shares of Common Stock until the Holder has surrendered this Note to the Company (or provided an instrument of cancellation or affidavit of loss).

4.    Future Borrowing. The Company shall not borrow any funds after the completion of the transaction to which this Note relates without the consent of the Holder.

5.    Representations and Warranties of the Company. In connection with the transactions contemplated by this Note, the Company hereby represents and warrants to the Holder as follows:

5.1    Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

5.2    Authorization and Enforceability. Except for the authorization and issuance of the shares of Common Stock upon conversion of this Note, all corporate action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Note valid and enforceable in accordance with its terms.

6.    Restrictions.

7.1    Restricted Securities. None of this Note and the shares of Common Stock issuable upon exercise of this Note (collectively, the “Securities”) have been or will be registered under the Securities Act or state securities laws, by reason of specific exemptions from the registration provisions thereof. The Securities are "restricted securities" under U.S. federal and applicable state securities laws and that, pursuant to these laws, the Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission ("SEC") and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Company has no obligation to register or qualify the Securities for resale and, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Holder's control, and which the Company is under no obligation, and may not be able, to satisfy.

7.2    Legends. The Securities may bear the following legend:

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

7.    Miscellaneous.

7.1    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Note will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Holder. This Note is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Note.

7.2    Governing Law. This Note will be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule.

7.3   Titles and Subtitles. The titles and subtitles used in this Note are included for convenience only and are not to be considered in construing or interpreting this Note.

7.4    Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

7.5    Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Note.

7.6    Entire Agreement; Amendments and Waivers. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section 7.6 will be binding upon each future holder of this Note and the Company.

7.7    Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions will be excluded from this Note and the balance of the Note will be interpreted as if such provisions were so excluded and this Note will be enforceable in accordance with its terms.

7.8    Acknowledgment. For the avoidance of doubt, it is acknowledged that the Holder will be entitled to the benefit of all adjustments in the number of shares of the Company's capital stock as a result of any splits, recapitalizations, combinations or other similar transactions affecting the Company's capital stock that occur prior to the conversion of this Note.

7.9    Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.

7.10  Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

7.11  Most Favored Nation. While this Note or any principal amount or interest due hereunder remain outstanding and unpaid, the Company shall not enter into any private offering of its securities (including securities convertible into shares of common stock) with any individual or entity (an “Other Investor”) that has the effect of establishing rights or otherwise benefiting such Other Investor in a manner more favorable in any material respect to such Other Investor than the rights and benefits established in favor of the Holder by this Note unless, in any such case, the Holder has been provided with the option to have the terms and conditions of this Note amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) offered to the Other Investor.

7.12 Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization (including but not limited to a forward or reverse split), reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive on conversion (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon conversion of this Note) such shares of stock, securities or other assets or property as shall be equivalent in value to the securities issuable to the Holder upon conversion immediately prior to the Organic Change.

7.13 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

IN WITNESS WHEREOF, the Company has caused Note to be signed in its name by an authorized officer as of the date first set forth above.

Odyssey Semiconductor Technologies, Inc.

By: /s/ Rick Brown
Name: Rick Brown Title: Chief Executive Officer